Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(36,283,010)
Unrealized Gain (Loss) on Market Value of Futures	78,700,480
Dividend Income	6,690
Interest Income	20,959
ETF Transaction Fees	11,000
Total Income (Loss)	$42,456,119

Expenses
General Partner Management Fees	$322,362
Brokerage Commissions	196,262
Professional Fees	126,833
SEC & FINRA Registration Expense	33,180
NYMEX License Fee	8,059
Prepaid Insurance Expense	5,420
Non-interested Directors' Fees and Expenses	4,402
Total Expenses	$696,518
Net Income (Loss)	$41,759,601

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/15	$606,737,899
Additions (7,300,000 Shares)	96,017,537
Withdrawals (8,800,000 Shares)	(121,004,454)
Net Income (Loss)	41,759,601

Net Asset Value End of Month	$623,510,583
Net Asset Value Per Share (45,866,476 Shares)	$13.59

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612